UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

Resource Real Estate Investors 7, L.P.
(Exact name of registrant as specified in its charter)

Commission file number:  0-53962

Delaware	26-2726308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112
(Address of principal executive offices) (Zip code)
(215) 231-7050
(Registrant's telephone number, including area code)
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 7, 2012, a wholly-owned subsidiary of Resource Real Estate Investors 7, L.P. (the “Registrant,” “we,” “our” and “us”) acquired the fee interest in Woodland Village Apartments, located in Columbia, SC (the “Property”), from unaffiliated sellers, Gulfstream I, LLC, Gulfstream II, LLC, Gulfstream III, LLC and Gulfstream IV, LLC, all Delaware limited liability companies. The Property is a multifamily community with 308 units located on an approximately 25-acre site with amenities, including, but not limited to, swimming pools, tennis courts, a clubhouse, a fitness center, and laundry rooms. The Property was constructed from 1970 to 1972 and is currently 91% leased.

The contract purchase price for the Property was $11.5 million, excluding closing costs. We funded the purchase price with proceeds from our Regulation D private offering and debt financing.

We believe that the Property is suitable for its intended purpose and adequately insured; however, we intend to make renovations to the Property. We intend to address deferred maintenance on the exterior and in common areas.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE INVESTORS 7, L.P.
By: Resource Capital Partners, Inc., its general partner

Dated: December 21, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer (Principal Executive Officer)

Independent Auditor's Report

To the Partners of
Resource Real Estate Investors 7, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Woodland Village Apartments, an apartment complex located in Columbia, South Carolina (“the Property”), for the year ended December 31, 2011.  This Statement is the responsibility of Resource Real Estate Investors 7, L.P.’s management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit of the Statement provides a reasonable basis for our opinion.

As described in Note 1 to the Statement, the accompanying Statement was prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (for inclusion in Form 8-K of Resource Real Estate Investors 7, L.P.) and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Statement of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Philadelphia, Pennsylvania
December 21, 2012

WOODLAND VILLAGE APARTMENTS

Statements of Revenues and Certain Operating Expenses
For the Period from January 1, 2012 to March 7, 2012 (unaudited)
and for the Year Ended December 31, 2011

	For the period from January 1, 2012 to March 7, 2012	For the year ended December 31, 2011
	(unaudited)

Revenues:
Rental income	$499,429	$2,265,459

Certain Operating Expenses:
Property operating expenses	203,061	1,098,888
Real estate taxes	45,086	241,603
Property management fees	16,953	66,677
General and administrative expenses	9,800	48,386
	274,900	1,455,554
	$224,529	$809,905

The accompanying notes are an integral part of these Statements.

NOTE 1.   Basis of Presentation

On March 7, 2012, Resource Real Estate Investors 7, L.P. (the “Partnership”) acquired a 308-unit garden apartment complex located in Columbia, South Carolina (“Woodland Village Apartments” or the "Property").

The statements of revenues and certain operating expenses (the “Statements”) have been prepared for the purpose of complying with the provision of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which require certain information with respect to real estate operations to be included with certain filings with the SEC.  The Statements include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, asset management fees, depreciation and amortization, and corporate expenses.  Amounts included in property management fees include routine compensation paid to a third party managing property operations.  The apartment complex was purchased for $11.5 million.  The aggregate purchase price, which included acquisition and financing costs, escrowed funds and advances, and other assets and liabilities assumed, was approximately $12.6 million and was funded with proceeds from our Regulation D private offering and debt financing.

In the opinion of the Partnership’s management, all adjustments necessary for a fair presentation of the Statements for the period from January 1, 2012 to March 7, 2012 (unaudited) and for the year ended December 31, 2011 have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a year.

NOTE 2.   Summary of Significant Accounting Policies

Revenue Recognition: Revenue is derived from the rental of residential housing units with lease agreement terms of generally one year or less.  The Property recognizes rent as income on a straight line basis over the term of the related lease.  Included within rental income is tenant reimbursement income consisting of charges billed to tenants for trash removal and utilities, and other income amounts such as administrative, application and late fees, all of which are recognized in income as earned.

Use of Estimates: The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3.   Subsequent Events

The Property's management evaluated all events and transactions that occurred after December 31, 2011 through December 21, 2012, the date the statements of revenues and certain operating expenses were available to be issued. During this period, the Property did not have any material subsequent events other than those disclosed in Note 1.

Unaudited Pro Forma Consolidated Financial Information

On March 7, 2012, Resource Real Estate Investors 7, L.P. (the “Partnership”) purchased Woodland Village Apartments, a multifamily community, from unaffiliated third parties.  The apartment complex was purchased for $11.5 million, excluding closing costs; the purchase was funded with proceeds from our Regulation D private offering and debt financing.

The following unaudited pro forma financial statements do not include a pro forma consolidated balance sheet, as the consolidated balance sheet as of March 31, 2012 included in the Partnership’s quarterly report on Form 10-Q as of and for the period ended March 31, 2012 included the acquisition and purchase price allocations and related disclosures.

The following unaudited pro forma consolidated statements of comprehensive loss for the three months ended March 31, 2012 and for the year ended December 31, 2011 are presented as if the Partnership had acquired Woodland Village Apartments on January 1, 2011.  The footnotes to the pro forma financial statements provide details of the pro forma adjustments.  The Partnership believes that all material adjustments necessary to reflect the effects of the acquisition have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Partnership’s annual report on Form 10-K for the year ended December 31, 2011 and the Partnership’s quarterly report on Form 10-Q for the period ended March 31, 2012, and are not necessarily indicative of what the actual financial position or comprehensive loss would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Resource Real Estate Investors 7, L.P.
Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
For the Three Months Ended March 31, 2012
(in thousands, except per unit data)

	For the Three Months Ended March 31, 2012 (a)	Pro Forma Adjustments		For the Three Months Ended March 31, 2012
				(Pro Forma)
Revenues:
Rental income	$2,184	$499	(b)	$2,683

Expenses:
Rental operating	1,002	203	(b)	1,205
Management fees - related parties	177	38	(c)	215
General and administrative	477	(268)	(b)(d)	209
Depreciation and amortization expense	644	80	(e)	724
Total expenses	2,300	53		2,353
Income (loss) before interest expense	(116)	446		330
Interest expense	(569)	−		(569)
Net loss and comprehensive loss	$(685)	$446		$(239)

Weighted average number of limited partner units outstanding	3,270			3,270

Net loss per weighted average limited partner unit	$(0.21)			$(0.07)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
for the Three Months Ended March 31, 2012

a.	Reflects the Partnership’s historical consolidated operations for the three months ended March 31, 2012.

b.	Reflects operating activity from January 1, 2012 to March 7, 2012 for the acquisition made during the three months ended March 31, 2012.

c.
Reflects the asset management fee associated with the Property.  The asset is managed by Resource Real Estate Management, LLC, a related party of the Partnership.  The asset management fee was three twelfths of 1% of the asset’s cost for the three months ended March 31, 2012.  Also, reflects the property management fee associated with the Property.  The Property is managed by Resource Real Estate Management, Inc., a related party of the Partnership.  The property management fee is 3.5% of gross receipts for the three months ended March 31, 2012.

d.	Acquisition expenses are non-recurring and have been eliminated for the 2012 acquisition.

e.
Reflects the additional depreciation costs for the building and improvements incurred as a result of the acquisition.  Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.

Resource Real Estate Investors 7, L.P.
Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
For the Year Ended December 31, 2011
(in thousands, except per unit data)

	For the Year Ended December 31, 2011 (a)	Pro Forma Adjustments		For the Year Ended December 31, 2011
				(Pro Forma)
Revenues:
Rental income	$7,901	$2,265	(b)	$10,166

Expenses:
Rental operating	3,647	1,099	(b)	4,746
Acquisition costs	−	323	(d)	323
Management fees - related parties	682	194	(c)	876
General and administrative	356	290	(b)	646
Depreciation and amortization expense	2,124	1,074	(e)	3,198
Total expenses	6,809	2,980		9,789
Income before interest expense	1,092	(715)		377
Interest expense	(2,182)	−		(2,182)
Insurance proceeds in excess of cost basis	(45)	−		(45)
Loss on disposition of fixed assets	(4)	−		(4)
Net loss and comprehensive loss	$(1,139)	$(715)		$(1,854)

Weighted average number of limited partner units outstanding	3,270			3,270

Net loss per weighted average limited partner units	$(0.35)			$(0.57)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
for the Year Ended December 31, 2011

a.	Reflects the Partnership’s historical consolidated operations for the year ended December 31, 2011.

b.	Reflects the applicable operating activity for the year ended December 31, 2011.

c.
Reflects the asset management fee associated with the Property.  The asset is managed by Resource Real Estate Management, LLC, a related party of the Partnership.  The asset management fee was 1% of the asset’s cost for the year ended December 31, 2011.  Also, reflects the property management fee associated with the Property.  The Property is managed by Resource Real Estate Management, Inc., a related party of the Partnership.  The property management fee is 3.5% of gross receipts for the year ended December 31, 2011.

d.	Acquisition expenses are nonrecurring and have been assumed to occur on January 1, 2011.

e.
Reflects the additional depreciation and amortization costs for the building and improvements incurred as a result of the acquisition.  Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.  In-place leases are amortized over seven months.